Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS THIRD-QUARTER 2013 RESULTS

BEDFORD, Mass – October 24, 2013 – Interactive Data Corporation today reported its financial results for the third quarter ended September 30, 2013. Interactive Data’s third-quarter 2013 revenue was $224.3 million, a 2.9% increase from $218.1 million in the third quarter of 2012. Excluding the impact of changes in foreign exchange rates, Interactive Data’s organic (non-GAAP) revenue for the third quarter of 2013 grew by 3.5% from the third quarter in 2012.

Interactive Data’s third-quarter 2013 income from operations was $41.2 million, compared with income from operations of $36.7 million in the same period one year ago. Non-GAAP adjusted EBITDA (which excludes items that are either not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) for the third quarter of 2013 was $87.9 million, compared with $86.8 million in the same period one year ago.

“Interactive Data’s third-quarter 2013 financial results reflect another quarter of progress in expanding our business globally as we continued to make strategic investments in our people, products and technology,” stated Stephen Daffron, who was appointed Interactive Data’s president and CEO last month. “We continued to drive steady organic revenue growth in our Pricing and Reference Data segment while also producing modest improvements within the Workstations and Real-Time Feeds areas of our Trading Solutions segment. These dynamics, in combination with prudent, ongoing expense management, enabled us to maintain solid adjusted EBITDA margins and generate strong free cash flow this quarter.”

Segment Reporting and Related Operating Highlights

Pricing and Reference Data Segment:

•	Interactive Data’s Pricing and Reference Data segment reported third-quarter 2013 revenue of $159.2 million, a 3.9% increase over the third quarter of 2012. Excluding the impact of changes in foreign exchange rates, third-quarter 2013 organic (non-GAAP) revenue for this business increased by 4.7% from the same period last year. The segment’s performance primarily reflects growth in the Company’s evaluated pricing and reference data services in North America. In July, BlackRock selected Interactive Data to serve as the calculation agent for its new CoRI Indexes, an innovative series of financial indexes that aim to fundamentally improve the way individuals and their advisors plan and save for retirement. In September, Interactive Data released a new set of enhancements to VantageSM, which provides transparency into Interactive Data’s evaluation services and facilitates pricing validation workflows.

Trading Solutions Segment:

•	Interactive Data’s Trading Solutions segment reported third-quarter 2013 revenue of $65.2 million, which was essentially unchanged from the same quarter last year. The segment’s performance reflects improved revenue results in the Workstations area primarily due to modest subscriber growth and continued growth in Real-Time Feeds in Europe and Asia, the combination of which was largely offset by softness in the Hosted Web Applications area. A recent highlight in this segment was the announcement that Market-Q was selected by Oppenheimer & Co. to power the desktops and mobile devices of its 2,300 advisors in North America. In terms of product development milestones during the quarter, Interactive Data added content from two of Japan’s leading proprietary trading systems, SBI Japannext and Chi-X Japan, to its Consolidated Feed and launched eSignal Mobile, a companion to the eSignal desktop used by professional and individual traders.

Other Third-Quarter 2013 Financial and Operating Highlights

Stephen C. Daffron Appointed President and CEO

•	On September 20, 2013, Stephen C. Daffron, who most recently served as global head of operations and technology at Morgan Stanley, became president and chief executive officer of Interactive Data. He succeeded Mason Slaine, who has resumed his previous role as executive chairman where he remains involved with the Company’s strategy and business development activities. In addition to his tenure at Morgan Stanley, Daffron’s career in the financial services industry includes senior leadership positions at Renaissance Technologies Corp., Citigroup and Goldman Sachs & Co.

Effects of Foreign Exchange:

•	The net effect of changes in foreign exchange rates increased third-quarter 2013 income from operations by $0.7 million.

Balance Sheet Highlights:

•	As of September 30, 2013, Interactive Data had cash, cash equivalents and short-term investments of $313.6 million, compared with $289.3 million last quarter, $289.4 million at the same time last year and $248.2 million at the end of 2012. The Company’s total debt outstanding as of September 30, 2013 was approximately $2.0 billion.

Results for the Nine Months Ended September 30, 2013

•	For the nine months ended September 30, 2013, Interactive Data reported revenue of $672.9 million, an increase of $17.1 million, or 2.6%, from $655.8 million in the same period last year. Excluding the effects of changes in foreign exchange, organic revenue grew by 3.2% during the first nine months of 2013.

•	For the nine months ended September 30, 2013, Interactive Data’s income from operations grew 28.9% to $134.2 million from $104.1 million in the same period one year ago. For the first nine months of 2013, non-GAAP adjusted EBITDA (which excludes items that are not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) was $259.3 million, compared with $249.0 million in the same period one year ago.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s third-quarter 2013 results on Friday, October 25, 2013 at 8:30 a.m. ET. The dial-in number for the conference call is (785) 424-1826 and the related access code is IDCQ313. For those who cannot listen to this broadcast, a replay of the call will be available from October 25 at 12:00 p.m. until Friday, November 1, 2013 at 12:00 p.m., and it can be accessed by dialing (402) 220-1371 or (800) 688-9445 and the related access code is 771764.

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP) in this press release, we also disclose the following non-GAAP information:

•	Management includes information regarding organic revenue. Organic revenue excludes the impact of foreign exchange rate fluctuations, as well as, if applicable, adjustments related to the amortization of acquisition-related deferred revenue, and the contribution of businesses recently acquired (and related intercompany eliminations). Management believes reporting organic revenue is useful information for stakeholders as it facilitates a fuller understanding of period-to-period changes in revenue and underlying business trends.

•	Management includes organic revenue for our Pricing and Reference Data, and Trading Solutions segments because management believes this additional level of detail provides further insight into underlying performance trends.

•	Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items, in each case as applicable for the underlying periods. In addition, management also includes information regarding pro forma adjusted EBITDA. Pro forma adjusted EBITDA is defined as earnings, excluding all of the above factors, as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these non-GAAP measures to be important indicators of the Company’s operational profitability and cash generation strength. Management also believes these metrics provide transparency into and useful information regarding the Company’s historical operating results because items that are either not part of the Company’s ongoing core operating expenses, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business are eliminated. The Company’s pro forma adjusted EBITDA measure is based on the definition of Consolidated EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•	Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow to be an important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•	Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing current period performance to that of prior periods, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, pro forma adjusted EBITDA is an important indicator of the Company’s current compliance (and future ability to comply) with the financial covenants set forth in the Company’s senior secured credit facilities.

•	The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures should not be considered to be superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements within the meaning of this Act. Forward-looking statements include all statements that are not historical statements and include our statements discussing the Company’s goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, under the caption “Risk Factors.” The Company’s Annual Report on Form 10-K is on file with the Securities and Exchange Commission and available in the “Investors” section of the Company’s website, www.interactivedata.com, under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries the Company serves; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries; (v) a decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition the Company faces; (vii) a prolonged outage at one of the Company’s data centers or other major disruptions of the Company’s computer operations or those of the Company’s suppliers, including outages or disruptions that result in the failure to timely deliver services or otherwise adversely impacts the quality of the Company’s services; (viii) the Company’s ability to maintain relationships with its key suppliers and providers of market data; (ix) the Company’s ability to maintain relationships with service bureaus and custodian banks; (x) the need to develop new products and services, and to adapt to legal, regulatory, technology or other changes or new competitive offerings; (xi) the Company’s cost and operational optimization plans may not be effective or yield the expected efficiencies or may take longer than anticipated, including the Company’s unified technology platform project; (xii) risks related to the Company’s substantial leverage, including the Company’s ability to raise additional capital to fund operations or react to changes in the economy or the Company’s industry and market sectors, and the Company’s exposure to interest rate risk on its variable rate debt (to the extent the risk is not mitigated by any interest rate hedge and cap arrangements that may be place from time to time); (xiii) the Company is subject to regulatory oversight and it provides services to financial institutions who are subject to regulatory oversight, and enforcement actions by regulatory agencies can be time-consuming, costly and could harm our Company’s reputation; (xiv) the Company’s ability to maintain its registered investment adviser status; (xv) the risks of doing business internationally; (xvi) intellectual property related risks, including any allegations that the Company infringes the intellectual property rights of others; (xvii) the Company’s ability to attract and retain qualified management and other key personnel; (xviii) the Company’s ability to negotiate and enter into any strategic acquisitions or alliance on favorable terms, if at all; and (xix) the Company’s ability to realize the anticipated benefits from any strategic acquisitions or alliances that it may be a party to. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so, even if management estimates change and, therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUE	$224,330	$218,073	$672,944	$655,848

COSTS AND EXPENSES:
Cost of services	73,559	72,912	220,352	221,375
Selling, general and administrative	71,752	63,621	197,753	196,704
Depreciation	10,015	10,318	31,854	30,122
Amortization	27,844	34,494	88,820	103,568

Total costs and expenses	183,170	181,345	538,779	551,769

INCOME FROM OPERATIONS	41,160	36,728	134,165	104,079

Interest expense, net	(34,198)	(37,372)	(103,617)	(112,364)
Other income, net	—	329	347	604
Loss on extinguishment of debt	—	—	(10,213)	—

INCOME (LOSS) BEFORE INCOME TAXES	6,962	(315)	20,682	(7,681)

Income tax benefit	(7,170)	(18,357)	(7,617)	(17,038)

NET INCOME	$14,132	$18,042	$28,299	$9,357

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$307,552	$224,597
Short-term investments	6,077	23,581
Accounts receivable, net	147,507	134,855
Prepaid expenses and other current assets	27,720	25,021
Income tax receivable	6,257	6,253
Deferred tax assets	11,024	23,396

Total current assets	506,137	437,703

Property and equipment, net	165,961	142,920
Goodwill	1,633,577	1,640,541
Intangible assets, net	1,593,658	1,690,652
Deferred financing costs, net	34,941	44,854
Other assets	6,059	5,638

Total Assets	$3,940,333	$3,962,308

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$24,282	$17,323
Accrued liabilities	94,202	87,347
Borrowings, current	13,050	20,258
Interest payable	12,345	30,310
Income taxes payable	1,396	5,578
Deferred revenue	28,848	22,608

Total current liabilities	174,123	183,424

Income taxes payable	10,568	10,992
Deferred tax liabilities	577,907	604,322
Other liabilities	56,784	57,816
Borrowings, net of current portion and original issue discount	1,953,963	1,941,887

Total Liabilities	2,773,345	2,798,441

Equity:
Common stock	—	—
Additional paid-in-capital	1,242,831	1,253,821
Accumulated loss	(94,263)	(122,562)
Accumulated other comprehensive income	18,420	32,608

Total Equity	1,166,988	1,163,867

Total Liabilities and Equity	$3,940,333	$3,962,308

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Nine Months Ended September 30,
	2013	2012

Cash flows from operating activities:
Net Income	$28,299	$9,357
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	120,674	133,690
Amortization of deferred financing costs and accretion of notes discounts	12,101	13,264
Deferred income taxes	(12,188)	(21,135)
Non-cash stock-based compensation	2,793	2,580
Non-cash interest expense	1,130	1,130
Provision for doubtful accounts and sales credits	1,428	19
Loss on dispositions of fixed assets	11	28
Loss on extinguishment of debt	10,213	—
Portion of insurance settlement related to property and equipment	(2,485)	—
Changes in operating assets and liabilities, net	(18,411)	(36,464)

NET CASH PROVIDED BY OPERATING ACTIVITIES	143,565	102,469

Cash flows from investing activities:
Purchase of property and equipment	(54,056)	(45,960)
Proceeds of insurance settlement related to property and equipment	2,485	—
Purchase of short-term investments	(3,335)	(23,540)
Proceeds from maturities and sales of short-term investments	20,112	—

NET CASH USED IN INVESTING ACTIVITIES	(34,794)	(69,500)

Cash flows from financing activities:
Principal payments on long-term debt	(6,525)	(32,029)
Principal payments on capital leases	(297)	(279)
Payment of long-term debt issuance costs, net of proceeds	(1,009)	—
Capital contribution resulting from exercise of parent company stock options	—	787
Payment of interest rate cap	(1,247)	(1,248)
Dividend to parent company	(14,277)	—
Capital reduction resulting from cash distribution to option holders	(650)	—

NET CASH USED IN FINANCING ACTIVITIES	(24,005)	(32,769)

Effect of change in exchange rates on cash and cash equivalents	(1,811)	3,457

NET INCREASE IN CASH AND CASH EQUIVALENTS	82,955	3,657
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	224,597	262,152

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$307,552	$265,809

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change

Total revenue	$224,330	$218,073	2.9%	$672,944	$655,848	2.6%
Total effects of foreign exchange	1,446	—	—	4,020	—	—

Total organic (non-GAAP) revenue	$225,776	$218,073	3.5%	$676,964	$655,848	3.2%

Interactive Data Pricing and Reference Data Segment

Organic (Non-GAAP) Revenue

(Revenue before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change
Pricing and Reference Data Revenue	$159,158	$153,189	3.9%	$476,737	$457,186	4.3%
Effects of foreign exchange	1,294	—	—	3,334	—	—

Total organic (non-GAAP) revenue	$160,452	$153,189	4.7%	$480,071	$457,186	5.0%

Interactive Data Trading Solutions Segment

Organic (Non-GAAP) Revenue

(Revenue before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change
Trading Solutions Revenue
Real-Time Feeds and Trading Infrastructure Services	$27,456	$27,290	0.6%	$82,092	$82,154	-0.1%
Hosted Web Applications and Workstations	37,716	37,594	0.3%	114,115	116,508	-2.1%

Total Trading Solutions Revenue	$65,172	$64,884	0.4%	$196,207	$198,662	-1.2%
Effects of foreign exchange	152	—	—	686	—	—

Total organic (non-GAAP) revenue	$65,324	$64,884	0.7%	$196,893	$198,662	-0.9%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net Income	$14,132	$18,042	$28,299	$9,357
Interest expense	34,198	37,372	103,617	112,364
Other income, net	—	(329)	(347)	(604)
Income tax benefit	(7,170)	(18,357)	(7,617)	(17,038)
Depreciation and amortization	37,859	44,812	120,674	133,690

EBITDA	$79,019	$81,540	$244,626	$237,769

Adjustments:
Non-cash stock-based compensation	1,067	875	2,793	2,580
Other non-recurring charges[2]	435	1,067	13,035	2,227
Other charges (income)[3]	7,343	3,335	(1,154)	6,401

Total Adjustments	8,845	5,277	14,674	11,208

Adjusted EBITDA	$87,864	$86,817	$259,300	$248,977

Adjusted EBITDA Margin[4]	39.2%	39.8%	38.5%	38.0%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	22,500	22,500

Pro Forma Adjusted EBITDA	$95,364	$94,317	$281,800	$271,477

Pro Forma Adjusted EBITDA Margin[4]	42.5%	43.3%	41.9%	41.4%

[1]	Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.
[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt ($10.2 million in the nine months ended September 30, 2013), facility consolidation costs, and certain severance and retention expenses.
[3]	Other (income) charges include insurance recoveries, management fees, earn-out revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs. The primary changes from 2012 to 2013 are driven by the non-cash foreign exchange expense and insurance recoveries related to Hurricane Sandy.
[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by total revenue.
[5]	Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

					Trailing Twelve
		Three Months Ended			Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2012	2013	2013	2013	2013
Net (Loss) Income	$(8,340)	$(868)	$15,035	$14,132	$19,959
Interest expense	37,162	35,209	34,210	34,198	140,779
Other income, net	(220)	(333)	(14)	—	(567)
Income tax (benefit) expense	(830)	(816)	369	(7,170)	(8,447)
Depreciation and amortization	45,806	42,476	40,339	37,859	166,480

EBITDA	$73,578	$75,668	$89,939	$79,019	$318,204

Adjustments:
Non-cash stock-based compensation	11,528	852	874	1,067	14,321
Other non-recurring charges[2]	6,126	11,782	818	435	19,161
Other charges (income)[3]	2,420	(5,162)	(3,335)	7,343	1,266

Total Adjustments	20,074	7,472	(1,643)	8,845	34,748

Adjusted EBITDA	$93,652	$83,140	$88,296	$87,864	$352,952

Adjusted EBITDA Margin[4]	41.8%	37.2%	39.2%	39.2%	39.3%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$101,152	$90,640	$95,796	$95,364	$382,952

Pro Forma Adjusted EBITDA Margin[4]	45.1%	40.6%	42.6%	42.5%	42.7%

[1]	Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.
[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt ($10.2 million in the nine months ended September 30, 2013), facility consolidation costs, and certain severance and retention expenses.
[3]	Other (income) charges include insurance recoveries, management fees, earn-out revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs. The primary changes from 2012 to 2013 are driven by the non-cash foreign exchange expense and insurance recoveries related to Hurricane Sandy.
[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by total revenue.
[5]	Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change
Adjusted EBITDA	$87,864	$86,817	1.2%	$259,300	$248,977	4.1%
Capital Expenditures	20,175	14,070	43.4%	54,056	45,960	17.6%

Free Cash Flow	$67,689	$72,747	-7.0%	$205,244	$203,017	1.1%